UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K
                                    --------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: May 1, 2001
                           ---------------------------
                        (Date of earliest event reported)

                           MEDISYS TECHNOLOGIES, INC.
                           --------------------------
               (Exact name of Registrant as specified in charter)



       Utah                            0-21441                 72-1216734
 ------------------------           -----------            ------------------
(State or other juris-              (Commission            (IRS Employer
diction of incorporation)             File No.)            Identification No.)



                144 Napoleon Street, Baton Rouge, Louisiana 70802
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (225) 343-8022

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On April 30, 2001, four shareholders of Medisys Technologies, Inc. (the "Company") commenced a lawsuit in the Third District Court in and for Salt lake County, State of Utah, Civil No. 010903772 (hereinafter the "lawsuit"), under the name Medisys Reform Committee 2001, L.C. (hereinafter "plaintiff"). The lawsuit sought to enjoin the Company's annual shareholder meeting scheduled for May 9, 2001, in Baton Rouge, Louisiana, until the Court could rule upon such issues as the appointment of an independent inspector of elections, nominees for board of directors and shareholder proposals. On May 1, 2001, the Court denied plaintiff's request for a temporary restraining order that sought to prevent the annual meeting from proceeding on the grounds that plaintiff failed to establish any irreparable harm. Accordingly, the Company intends to hold its annual shareholder meeting on May 9, 2001 in Baton Rouge, Louisiana. The Company had arranged, prior to the filing of the lawsuit, for an independent person to supervise the election of board members. It is anticipated that the plaintiff will submit its own nominees for consideration and the Company will not object to a vote on any nominee properly submitted at the meeting .





                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MEDISYS TECHNOLOGIES, INC.


Dated:  May 8, 2001           By:  /S/ KERRY M. FREY
                                 -----------------------------------------
                                       KERRY M. FREY,
                                       President and Chief Operating Officer

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